                                                                    EXHIBIT 10.7


                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment"), dated as of July 29, 1996, is entered into among BABBAGE'S, INC., a Texas corporation ("Babbage's"), SOFTWARE ETC. STORES, INC., a Delaware corporation ("Software"; Babbage's and Software are referred to collectively as the "Borrowers" and individually as a "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), NATIONSBANK OF TEXAS, N.A., in its capacity as administrative agent (in said capacity, the "Administrative Lender").


                                   BACKGROUND

         A. Borrowers, Lenders and Administrative Lender heretofore entered into that certain Credit Agreement, dated as of August 28, 1995, as amended by that certain First Amendment to Credit Agreement, dated as of January 30, 1996, that certain Second Amendment to Credit Agreement, dated as of April 30, 1996, and that certain Third Amendment to Credit Agreement, dated as of June 14, 1996 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Borrowers, Lenders and Administrative Lender desire to amend the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrowers, Lenders and Administrative Lender covenant and agree as follows:

         1.      AMENDMENTS.

                 (a) All references in the Credit Agreement to "$70,000,000" are hereby amended to be "$55,000,000".

                 (b) The definition of "Babbage's Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                          "Babbage's Borrowing Base" means, during the periods
                 indicated below, the percentage amount set forth opposite each such period:

 Period                                                      Percentage
 ------                                                      ----------
 From July 29, 1996 through November 15, 1996     60% of Eligible Inventory of
                                                  Babbage's


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
 From November 16, 1996 through November 23,      55% of Eligible Inventory of
 1996                                             Babbage's

 From November 24, 1996 through November 30,      45% of Eligible Inventory of
 1996                                             Babbage's

 From December 1, 1996 through December 8,        40% of Eligible Inventory of
 1996                                             Babbage's
 From December 9, 1996 through December 15,       35% of Eligible Inventory of
 1996                                             Babbage's

 From December 16, 1996 through February 21,      30% of Eligible Inventory of
 1997                                             Babbage's

                 (c) The defined term "EBIT" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                         "EBIT" means, for any period, determined in accordance
                 with GAAP on a consolidated basis for the Parent and its Subsidiaries, the sum of (a) Pretax Net Income (excluding from the calculation of EBIT for the fiscal month of July only non-cash store closing expenses of stores), plus (b) interest expense (including interest expense pursuant to Capital Leases).

                 (d) The reference to "August 25, 1996" set forth in the definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended to be "February 21, 1997".

                 (e)     The definition of "Prime Rate Basis" set forth in
       Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                         "Prime Rate Basis" means, for any day, a per annum
                 interest rate equal to the lesser of (a) the Highest Lawful Rate on such day or (b) the higher of (i) the sum of (A) 0.50% plus (B) the Federal Fund Rate on such day or (ii) the sum of
                 (A) the Prime Rate on such day, plus (B) prior to October 31, 1996, 1.00%, plus (C) beginning October 31, 1996 and thereafter, 1.25%.

                 (f) The definition of "Software Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                         "Software Borrowing Base" means, during the periods
                 indicated below, the percentage amount set forth opposite each such period:





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

                   Period                                             Percentage
                   ------                                             ----------


 From July 29, 1996 through November 15, 1996            60% of Eligible Inventory of Software

 From November 16, 1996 through November 23, 1996        55% of Eligible Inventory of Software

 From November 24, 1996 through November 30, 1996        45% of Eligible Inventory of Software

 From December 1, 1996 through December 8, 1996          40% of Eligible Inventory of Software

 From December 9, 1996 through December 15, 1996         35% of Eligible Inventory of Software

 From December 16, 1996 through February 21, 1997        30% of Eligible Inventory of Software

                (g) The defined terms "Fixed Charges", "Fixed Charge Coverage Ratio" and "Pretax Cash Flow" are hereby deleted from Section
       1.1 of the Credit Agreement.

                (h) Section 2.16(a) of the Credit Agreement is hereby amended to read as follows:

                        (a) The Letter of Credit Facility. The Borrowers may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, and provided that all terms and conditions to the issuance set forth in Article 3 hereof are satisfied, issue, letters of credit (the "Letters of Credit") for the account of either Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding, the lesser of (i) $1,000,000 (the "Letter of Credit Facility"), and (ii) the (A) lesser of the Combined Borrowing Base or the Commitment minus (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) December 27, 1996 or (ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit Facility, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances





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
                resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a).

                (i) Section 4.1(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

                        (h) Litigation. Except as reflected on Schedule 3 hereto, there is no action, suit or proceeding pending against, or, to the Borrowers' current actual knowledge, threatened against the Parent or any Subsidiary, or in any other manner relating directly and adversely to the Parent or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body which could have a Material Adverse Effect.

                (j) Section 7.1(c) of the Credit Agreement is hereby amended to read as follows:

                        (c) Indebtedness related to the construction and equipping of the Borrower's corporate headquarters and distribution facilities (including with respect to Capitalized Lease Obligations) (i) outstanding on July 29, 1996 as described on Schedule 7.1(c) hereto and (ii) of proposed Capitalized Lease Obligations not to exceed $6,000,000 in aggregate amount on terms and conditions satisfactory to Administrative Lender;

                (k) Section 7.1(h) of the Credit Agreement is hereby amended to read as follows:

                        (h) Other Indebtedness not to exceed $500,000 in aggregate principal amount.

                (l) Section 6.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                        Section 6.2 Quarterly and Monthly Financial Statements and Information. (a) Monthly Statements. Within 20 days after the end of each fiscal month, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month and the related consolidated statement of income for such fiscal month and for the elapsed portion of the year ended with the last day of such fiscal month, and consolidated statement of cash flow for the elapsed portion of the year ended with the last day






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
                of such fiscal month all of which shall be certified by the president or chief financial officer or other officer of the Parent acceptable to the Administrative Lender, to be, in his or her opinion acting solely in his or her capacity as an officer of the Parent, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Parent and its Subsidiaries as at the end of and for such fiscal month, and for the elapsed portion of the year ended with the last day of such fiscal month, subject only to normal year-end adjustments.

                        (b) Quarterly Statements. Within 45 days after the end of each fiscal quarter, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated statement of cash flow for the elapsed portion of the year ended with the last day of such fiscal quarter all of which shall be certified by the president or chief financial officer or other officer of the Parent acceptable to the Administrative Lender, to be, in his or her opinion acting solely in his or her capacity as an officer of the Parent, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Parent and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

                (m) Section 6.5 of the Credit Agreement is hereby amended by (i) deleting "and" after clause (e) thereof, (ii) deleting "." after clause (f) thereof, and inserting ";" in lieu thereof, and (iii) adding clauses (g), (h) and (i) thereto to read as follows:

                        (g) No less than once a week, an updated cash flow model of the Parent and its Subsidiaries, prepared on a consistent basis, showing the projected cash flow for each week ended on Saturday and showing in comparative form for each week actual versus projected cash flow for such week, and in form and substance satisfactory to the Administrative Lender;

                        (h) Contemporaneously with each request for an Advance or a Letter of Credit and in any event at least weekly, and at such other times as the





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
                Administrative Lender may request, Borrower shall execute and deliver to the Administrative Lender, in form satisfactory to the Administrative Lender, the Borrowing Base Report and Compliance Certificate with only the Borrowing Base portion thereof completed. Each Borrowing Base Report and Compliance Certificate shall include a reconciliation of the calculation of the Babbage's Borrowing Base, the Software Borrowing Base, and the Combined Borrowing Base as certified in the most recent Borrowing Base Report and Compliance Certificate delivered to the Administrative Lender, and be accompanied by such documents and supporting information relating to Accounts and Eligible Inventory as the Administrative Lender may request. The Borrowers shall maintain, and shall furnish to the Administrative Lender at the Administrative Lender's request, such supporting documents or copies as the Administrative Lender may require including, but not limited to: a schedule of Accounts created, and Eligible Inventory purchased and received, since the previous Borrowing Base Report and Compliance Certificate delivered to the Administrative Lender; copies of invoices and supporting delivery or service records in connection therewith; a schedule of collections received; copies of credit memos or other advice of credit or reductions against amounts previously billed; and such other reports as the Administrative Lender may reasonably request from time to time. If any of such records or reports are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports and related documents to the Administrative Lender.
                The Administrative Lender may exhibit a copy of this Agreement to any such service or agent and such service or agent shall be entitled to rely on the provisions hereof in providing such documentation to the Administrative Lender; and

                        (i) No less than once every two weeks, an aging of accounts payable of the Parent and its Subsidiaries, in form and substance satisfactory to the Administrative Lender.

                (n) Section 7.8 of the Credit Agreement is hereby amended to read as follows:

                        Section 7.8 Total Liabilities to Net Worth. The Parent shall not permit the ratio of Total Liabilities to Net Worth, determined as of the end of each fiscal month, to exceed the ratio set forth opposite each such month below:

                             Fiscal Month                             Ratio
                             ------------                             -----

                              July, 1996                            2.25 to 1
                             August, 1996                           2.25 to 1

                            September, 1996                         2.75 to 1

                             October, 1996                          3.00 to 1





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

                            November, 1996                          4.00 to 1

                            December, 1996                          2.50 to 1

                             January, 1997                          2.50 to 1

                 (o) Section 7.9 of the Credit Agreement is hereby amended to read as follows:

                          Section 7.9 Minimum EBIT. The Parent shall not permit EBIT, determined as of the end of each fiscal month, to be less than the amounts set forth opposite each such fiscal month below:


 Fiscal Month                                                EBIT
 ------------                                                ----
 July, 1996                                              ($10,000,000)
 August, 1996                                            ($5,250,000)

 September, 1996                                         ($2,000,000)
 October, 1996                                           ($3,500,000)

 November, 1996                                           $2,000,000

 December, 1996                                           $29,000,000
 January, 1997                                            $  500,000

                 (p) Section 7.12 of the Credit Agreement is hereby amended to read as follows:

                          Section 7.12 Clean Up Period. The Borrowers shall not permit any Advances to be outstanding during a consecutive 57-day period between December 27, 1996 and February 21, 1997.

                 (q) Section 8.1 of the Credit Agreement is hereby amended by (i) deleting "or" after clause (o) thereof; (ii) deleting "." after clause (p) thereof and inserting "; or" in lieu thereof; and (iii) adding the following clause (q) thereto to read as follows:

                          (q) So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding, the Borrowers shall fail to pay to the Administrative Lender (i) for the pro rata benefit of the Lenders, (A) $70,000 on August 15, 1996, (B) $35,000 on September 1, 1996 and (C) $55,000 on
                 each of October 31, 1996 and November 30, 1996 and (ii) for the sole benefit of the Administrative Lender for its administrative services, $6,000 payable on the first day of each fiscal month, commencing September 1, 1996.





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
                 (r) The address for the Borrowers set forth in Section 11.1(a)(i) of the Credit Agreement is hereby amended to read as follows:

                          Babbage's, Inc.
                          Software Etc. Stores, Inc.
                          2250 William D. Tate Avenue
                          Grapevine, Texas 76051
                          Attention:  Opal P. Ferraro

                 (s) The following subsection (ix) is added to Section 11.11(a) of the Credit Agreement:

                 ";  or (ix) amend Section 7.12 hereof;"

                 (t) The Borrowing Base Report and Compliance Certificate is hereby amended to be in the form of Exhibit F hereto.

         2. NO LIBOR ADVANCES. The Borrowers acknowledge that LIBOR Advances shall not be available under the Credit Agreement, notwithstanding anything therein to the contrary.

         3. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, each Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

                 (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

                 (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

                 (c) each Borrower has full power and authority to execute and deliver this Fourth Amendment, and this Fourth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and





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
                 (d) no authorization, approval consent, or other action by, notice to, or filing with, any governmental authority or other Person is required for the execution, delivery or performance by each Borrower of this Fourth Amendment.

         4. CONDITIONS OF EFFECTIVENESS. This Fourth Amendment shall be effective as of July 29, 1996, subject to the following:

                 (i) Administrative Lender shall have received counterparts of this Fourth Amendment executed by each Lender;

                 (ii) Administrative Lender shall have received counterparts of this Fourth Amendment executed by each Borrower and acknowledged by the Parent and each of the Subsidiaries;

                 (iii) Borrower shall have executed agreements or amendments to the Collateral Documents, in form and substance satisfactory to the Administrative Lender, to cover all assets of the Parent, the Borrowers and their respective Subsidiaries and to have a perfected Lien therein, and to cause the Administrative Lender to have sole dominion and control over all proceeds of Inventory and Accounts of the Borrowers and to apply such proceeds to the Obligations on a daily basis;

                 (iv) Administrative Lender shall have received an amendment fee in the amount of $145,000, for the pro rata benefit of the Lenders;

                 (v) Administrative Lender shall have received an administrative fee of $30,000, for the sole account of the Administrative Lender;

                 (vi) Administrative Lender shall have received an executed amendment to the Term Credit Agreement, in form and substance satisfactory to Administrative Lender;

                 (vii) The Borrowers shall have applied to the outstanding Obligations at least $9,000,000 received as a result of the purchase by Barnes & Noble of Inventory of the Borrowers located within Barnes & Nobles stores, pursuant to documentation acceptable to the Administrative Lender; and

                 (viii) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender shall require.

         5. GUARANTY ACKNOWLEDGEMENT. By signing below, the Parent and each of the Subsidiaries (i) acknowledges, consents and agrees to the execution, delivery and performance by each Borrower of this Fourth Amendment,
(ii) acknowledges and agrees that its obligations in respect of its Guaranty Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth





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
Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty Agreement, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty Agreement.

         6.      REFERENCE TO THE CREDIT AGREEMENT.

                 (a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

                 (b) The Credit Agreement, as amended by the amendment referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         7. COSTS, EXPENSES AND TAXES. The Borrowers, jointly and severally, agree to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

         8. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         9. GOVERNING LAW: BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon each Borrower and each Lender and their respective successors and assigns.

         10. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

         11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

                   ==========================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
                   ==========================================




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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment as the date first above written.

                                        BABBAGE'S, INC.



                                        By:   /s/ OPAL P. FERRARO
                                              ----------------------------------
                                                Opal P. Ferraro
                                                Vice President


                                        SOFTWARE ETC. STORES, INC.



                                        By:   /s/ OPAL P. FERRARO
                                              ----------------------------------
                                                Opal P. Ferraro
                                                Vice President


                                        NATIONSBANK OF TEXAS, N.A.
                                        as Administrative Lender and as a Lender



                                        By:   /s/ FRANK IZZO
                                              ----------------------------------
                                                Frank Izzo
                                                Senior Vice President


                                        BANK ONE, TEXAS, N.A.



                                        By:   /s/ GARY S. OWENS
                                              ----------------------------------
                                                Name:  Gary S. Owens
                                                Title: Vice President

                                        GUARANTY FEDERAL BANK F.S.B.



                                        By:   /s/ ROBERT S. HAYS
                                              ----------------------------------
                                                Name:  Robert S. Hays
                                                Title: Vice President


                                        BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                                        By:   /s/ DAVID H. LERNER
                                              ----------------------------------
                                                Name:  David H. Lerner
                                                Title: Vice President



                                        By:   /s/ MARK A. HARRINGTON
                                              ----------------------------------
                                                Name:  Mark A. Harrington
                                                Title: Vice President &
                                                       Regional Manager

ACKNOWLEDGED AND AGREED:

NEOSTAR RETAIL GROUP, INC.



By:      /s/ OPAL P. FERRARO
         ----------------------------------
         Opal P. Ferraro
         Vice President


AUGUSTA ENTERPRISES, INC.



By:      /s/ JAMES B. MCCURRY
         ----------------------------------
         James B. McCurry
         President


CHASADA



By:      /s/ JAMES B. MCCURRY
         ----------------------------------
         James B. McCurry
         President





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